EXHIBIT 99.02

PART I—FINANCIAL INFORMATION

ITEM 1.    FINANCIAL STATEMENTS

HIGH STREET CORPORATION AND SUBSIDIARIES

Condensed Balance Sheet (Unaudited)

September 30, 2002 and September 30, 2001

	September 30, 2002	September 30, 2001
ASSETS
Cash and due from banks	$5,187,809	$6,382,141
Federal funds sold	5,263,000	10,982,000
Interest bearing deposits	1,606,858	983,526

Total cash and cash equivalents	12,057,667	18,347,667

Securities available-for-sale	16,229,841	17,589,151
Securities held-to-maturity	601,000	601,000
Loans	127,678,229	127,255,175
Less allowance for loan losses	(1,727,162)	(1,823,167)

Net loans	125,951,067	125,432,008
Premises and equipment, net	2,791,470	3,086,396
Other assets	3,427,943	3,099,683

Total assets	$161,058,988	$168,155,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$11,242,202	$10,344,935
Interest-bearing demand	5,175,731	4,354,343
Savings and MMA	34,249,445	22,298,903
Time	83,824,477	103,143,375

Total deposits	134,491,855	140,141,556
Borrowed funds	11,000,000	12,000,000
Other Liabilities	237,256	451,989

Total liabilities	145,729,111	152,593,545

Stockholders’ equity
Common stock, no par value; 20,000,000 shares authorized; 1,748,421 shares issued and outstanding	8,742,105	8,742,105
Additional paid-in capital	8,268,499	8,268,499
Unrealized gain (loss) on securities	540,761	671,458
Retained earnings	(2,245,208)	(2,293,388)

Current year income (loss)	23,720	173,684

Total shareholders’ equity	15,329,877	15,562,358
Total liabilities and shareholders’ equity	$161,058,988	$168,155,903

SEE NOTES TO FINANCIAL STATEMENTS

HIGH STREET CORPORATION AND SUBSIDIARIES

Condensed Statements of Operations

September 30, 2002 and September 30, 2001

	Three months ended September 30, 2002	Three months ended September 30, 2001
	(Unaudited)	(Unaudited)
Interest income
Loans	$1,894,994	$2,424,635
Investment securities	243,555	301,935
Federal funds sold	32,445	90,202

Total interest income	2,170,994	2,816,772

Interest expense
Money market and interest-bearing demand	203,718	209,487
Certificates of deposit	777,539	1,251,543
Interest on borrowed funds	132,479	144,856

Total interest expense	1,113,736	1,605,886

Net interest income	1,057,258	1,210,886
Provision for loan losses	(45,000)	(45,000)

Net interest income after provision for loan losses	1,012,258	1,165,886

Noninterest income
Service charges and customer fees	71,737	54,734
Mortgage fee income	135,488	88,383
Rental Income	15,773	14,135
Other	21,594	25,368

Total noninterest income	244,592	182,620

Noninterest expense
Salaries, wages and employee benefits	588,641	586,118
Occupancy and equipment	238,674	232,364
Advertising and business promotion	71,556	47,446
Data processing	87,695	79,607
Other	259,768	313,326

Total noninterest expense	1,246,334	1,258,861

Net gain (loss) before income taxes	10,516	89,645
Income taxes	3,996	27,664
Net gain (loss)	$6,520	$61,981

Net gain (loss) per common share	$0.00	$0.04

SEE NOTES TO FINANCIAL STATEMENTS

HIGH STREET CORPORATION AND SUBSIDIARIES

Condensed Statements of Operations

Nine Months Ended September 30, 2002 and 2001

	Nine months ended September 30, 2002	Nine months ended September 30, 2001
	(Unaudited)	(Unaudited)
Interest income
Loans	$5,790,256	$7,343,565
Investment securities	805,274	1,022,715
Federal funds sold	70,440	265,884

Total interest income	6,665,970	8,632,164

Interest expense
Money market and interest-bearing demand	508,447	557,812
Certificates of deposit	2,666,133	4,260,450
Interest on borrowed funds	396,318	376,851

Total interest expense	3,570,898	5,195,113

Net interest income	3,095,072	3,437,051
Provision for loan losses	(115,000)	(135,000)

Net interest income (loss) after provision for loan losses	2,980,072	3,302,051

Noninterest income
Service charges and customer fees	216,539	174,321
Mortgage fee income	357,906	277,526
Rental Income	69,478	89,828
Other	51,152	77,913

Total noninterest income	695,075	619,588

Noninterest expense
Salaries, wages and employee benefits	1,793,511	1,702,737
Occupancy and equipment	693,891	714,375
Advertising and business promotion	167,935	148,430
Data processing	265,280	252,462
Other	716,272	846,434

Total noninterest expense	3,636,889	3,664,438

Net gain (loss) before income taxes	38,258	257,201
Income taxes	14,538	83,516
Net gain (loss)	$23,720	$173,685

Net gain (loss) per common share	$0.01	$0.10

SEE NOTES TO FINANCIAL STATEMENTS

HIGH STREET CORPORATION AND SUBSIDIARIES

STATEMENT OF CASH FLOWS

(Unaudited)

	Nine months ended September 30, 2002	Nine months ended September 30, 2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$23,720	$173,684
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation	$281,546	$313,383
Charge offs	(14,464)	(33,461)
Loan Loss Provision	115,000	135,000
Changes in assets and liabilities
(Increase) Decrease in other assets	(10,995)	172,339
Increase (decrease) in other liabilities	(297,732)	(56,395)

Net cash provided by operating activities	$97,075	$704,550
CASH FLOWS FROM INVESTING ACTIVITIES
(Purchases) Sale of available-for-sale securities	$2,350,569	$5,544,507
(Purchases) Sale of held-to-maturity securities	—	(601,000)
Net increase in loans	(3,617,027)	(18,276,366)
Purchase of premises and equipment	(58,800)	(143,600)

Net cash used in investing activities	$(1,325,258)	$(13,476,459)
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	$(1,043,604)	$11,013,970
Net increase (decrease) in federal funds purchased	—	10,000,000
Proceed from sale of common stock	—	—
Unrealized gain (loss) on Securities	368,318	331,579

Net cash provided by financing activities	$(675,286)	$21,345,549

Net increase (decrease) in cash and cash equivalents	(1,903,469)	8,573,640
Cash and cash equivalents, beginning of period	$13,961,136	$9,774,027

Cash and cash equivalents, end of period	$12,057,667	$18,347,667

SUPPLEMENTAL DISCLOSURE
Interest expense paid, year to date	$3,101,595	$5,184,964

SEE NOTES TO FINANCIAL STATEMENTS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION.    High Street Banking Company (the “Bank”) was incorporated April 10, 1997, and began banking operations on August 25, 1997 in two locations, Asheville and Hickory, North Carolina. On August 22, 2000 the Bank opened a third branch in North Asheville, North Carolina. The Bank is engaged in general retail and commercial banking and operates under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation.

High Street Investment Services, a wholly-owned subsidiary of High Street Banking Company, was incorporated on June 30, 1998, to provide brokerage services for various investment and insurance products.

On October 30, 2001, High Street Corporation (the “Holding Company”) was formed as a holding company for High Street Banking Company. Upon formation, one share of the Holding Company’s no par value common stock was exchanged for each of the then outstanding 1,748,421 shares of High Street Banking Company’s $5 par value common stock. The Holding Company currently has no operations and conducts no business on its own other than owning High Street Banking Company.

The accounting and reporting policies of the Bank conform with generally accepted accounting principles (GAAP). A brief description of the Bank’s significant accounting policies is presented below.

PRINCIPLES OF CONSOLIDATION.    The consolidated financial statements include the accounts of High Street Investment Services, Inc., a wholly owned subsidiary of High Street Banking Company. Intercompany balances and transactions have been eliminated.

USE OF ESTIMATES.    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS.    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, overnight federal funds sold and interest-bearing deposits with initial maturities of less than three months.

INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES.    The Bank has adopted the provisions of Statement of Financial Accounting Standards No. 115 (“SFAS 115”), Accounting for Certain Investments in Debt and Equity Securities. Under SFAS 115, the Bank classifies its debt and marketable equity securities as either trading, held-to-maturity, or available-for-sale. Mortgage-backed securities are accounted for in the same manner as debt and equity securities.

Investments in debt securities classified as held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts using the level yield method. Investments in debt and equity securities classified as trading are stated at fair value. Unrealized holding gains and losses for trading securities are included in earnings. The Bank currently has no such securities.

Investments in debt and equity securities classified as available-for-sale are stated at fair value, based on quoted market prices, with unrealized holding gains and losses excluded from earnings and reported as a net amount, net of related income taxes, as a separate component of stockholders’ equity until realized. A decline in the fair value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized holding gains and losses are recognized in earnings for transfers into trading securities. Unrealized holding gains or losses associated with transfers of securities from held-to-maturity to available-for-sale are recorded as a separate component of stockholders’ equity. The unrealized holding gains or losses included in a separate component of equity for securities transferred from available-for-sale to held-to-maturity are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield in a manner consistent with amortization or accretion of premium or discount on the associated security.

Dividend and interest incomes are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold. The classification of securities as held-to-maturity, trading or available-for-sale is determined at the date of purchase.

As a member of the Federal Home Loan Bank of Atlanta (the “FHLB”), the Bank is required to maintain an investment in the stock of the FHLB. Investment in the stock, which is classified in the other asset category, was $600,000 as of September 30, 2002, and is pledged as collateral for advances from the FHLB. No ready market exists for the stock, which is carried at cost.

LOANS.    Loans are reported at the outstanding principal balances net of unamortized deferred loan fees and costs on originated loans. Loan fees are accounted for in accordance with the SFAS No. 91, “Accounting for Non-refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” Under SFAS No. 91, loan origination and commitment fees and certain direct loan origination costs are deferred. Upon the expiration of unfunded commitments the related fees are recognized into income as loan fees. Loan origination fees on funded commitments and related direct costs are amortized into income on loans as yield adjustments over the contractual life of related loans using the level yield method. As of September 30, 2002, the unamortized deferred loan fees and origination costs amounted to $51,510.

ALLOWANCE FOR LOAN LOSSES.    The provision for loan losses charged to operations is an amount that management believes is sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb inherent losses in the portfolio. Management’s determination of the adequacy of the allowance is based on an evaluation of the portfolios, current economic conditions, historical loan loss experience and other risk factors. This evaluation is heavily dependent upon estimates and appraisals that are susceptible to rapid changes because of economic conditions and the economic prospects of borrowers.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize changes to the allowance based on their judgments about information available at the time of examination.

NONACCRUAL LOANS.    Generally a loan (including a loan impaired under SFAS No. 114) is classified as nonaccrual and the accrual of interest on such loan is discontinued when the contractual payment of principal or interest has become 120 days past due or management has doubts about further collectibility of principal or interest even though the loan currently is performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for credit losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income according to management’s judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt. At September 30, 2002 the Bank had $499,249 in nonaccrual loans.

FORECLOSED REAL ESTATE.    Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the Bank has taken physical possession, regardless of whether formal foreclosure proceedings have taken place. As of September 30, 2002, the Bank had $567,281 of foreclosed property. At the time of foreclosure, foreclosed real estate is recorded at the lower of the carrying amount or fair value less cost to sell, which becomes the property’s new basis. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. Any cost incurred to improve the property are capitalized and included in the carrying amount. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are included in income (loss) on foreclosed real estate.

PREMISES AND EQUIPMENT.    The various classes of property are stated at cost, and are depreciated by the straight-line method over their estimated useful lives of 40 years for buildings and improvements and 3 to 10 years for furniture, fixtures, and equipment. Repairs are expensed as incurred and leasehold improvements are capitalized and amortized over the shorter of their useful lives or the term of the lease. The cost and accumulated depreciation of property are eliminated from the accounts upon disposal, and any resulting gain or loss is included in the determination of net income.

INCOME TAXES.    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

NOTE B – ALLOWANCE FOR LOAN LOSSES

The following is an analysis of the allowance for loan losses for the nine months ended September 30, 2002 and 2001:

	2002	2001
Balance, beginning of period	$1,625,943	$1,721,628
Provision for loan losses	115,000	135,000
Less:
Charge-offs	13,781	1,872
Recoveries	—	—
Balance, end of period	$1,727,162	$1,832,167

NOTE C – SUBSEQUENT EVENT

On May 1, 2002, the Company entered into a definitive Merger Agreement with Capital Bank Corporation (“Capital”), providing for the merger of the Company with and into Capital, with Capital being the surviving corporation. Capital, with approximately $659 million in assets as of September 30, 2002, is the financial holding company for Capital Bank, which operates 18 banking offices in Wake, Lee, Alamance, Chatham, Granville, Warren and Northampton Counties of North Carolina.

Upon consummation of the transaction, which is subject to customary closing conditions, and is expected to occur on December 1, 2002, each share of the Company’s common stock will be exchanged for .747 of a share of Capital common stock.